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                                  EXHIBIT 99.2


                      FORM OF CITADEL HOLDING CORPORATION
                             STOCK OPTION AGREEMENT

          This Non-Qualified Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between Citadel Holding Corporation, a Delaware corporation (the "Company"), and the person named below as Optionee.

          WHEREAS, Optionee is a nonemployee director ("Nonemployee Director") of the Company; and

          WHEREAS, pursuant to the Company's 1996 Nonemployee Director Stock Option Plan (the "1996 Plan"), an option to purchase shares of the Common Stock of the Company (the "Common Shares") has been granted to Optionee, on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

          1.  GRANT OF OPTION; CERTAIN TERMS AND CONDITIONS.  The Company hereby
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grants to Optionee, and Optionee hereby accepts, as of the Date of Grant indicated below, an option (the "Option") to purchase the number of Common Shares indicated below (the "Option Shares") at the Exercise Price per share indicated below. The Option shall expire at 5:00 p.m., Los Angeles time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in the 1996 Plan and this Agreement.

          Optionee:________________________________________

          Date of Grant:___________________________________

          Number of shares purchasable:____________________

          Exercise Price per share:________________________

          Expiration Date:_________________________________


          2.  NON-QUALIFIED STOCK OPTION.  The Option is not intended to qualify
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as an incentive stock option under Section 422 of the Internal Revenue Code (the
"Code").

          3.  TERMINATION OF OPTION.
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          (a) Expiration of Option.  The Option shall expire upon the first to
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     occur of the following:

               (i) The first anniversary of the date upon which the Optionee shall cease to be a Nonemployee Director as a result of death or total disability;

               (ii) The 30th day after the date upon which the Optionee shall cease to be a Nonemployee Director for any reason other than death or total disability; or

               (iii) The tenth anniversary of the Date of Grant of the Option.

          (b) Termination of Option.  The Option shall terminate upon the
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     occurrence of a Termination Event.  A Termination Event shall mean either:

               (i)   the dissolution or liquidation of the Company;
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               (ii)  a reorganization, merger (not including a merger to
          effectuate a reincorporation of the Company) or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company, unless the terms of such reorganization, merger or consolidation shall provide otherwise; or

               (iii) a sale of all or substantially all of the property and assets of the Company.

          4.  ADJUSTMENTS.  In the event that the Common Shares are increased,
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decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding Common Shares, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, partial or complete liquidation, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to this Agreement, or the terms of such transaction shall provide otherwise, the Board shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired upon the exercise in full of the Option.

          5.  EXERCISE.  The Option shall be exercisable during Optionee's
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lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise pursuant to the notice procedures set forth in Section 7 hereof, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise
Price"), together with payment in full of such aggregate Exercise Price in cash.

          6.  PAYMENT OF WITHHOLDING TAXES.  If the Company becomes obligated to
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withhold an amount on account of any federal, state or local income tax imposed as a result of the exercise of an option granted under this Plan (such amount shall be referred to herein as the "Withholding Liability"), the Optionee shall pay the Withholding Liability to the Company in full in cash on the first date upon which the Company becomes obligated to pay such amount withheld to the appropriate taxing authority, and the Company may delay issuing the Common Shares pursuant to such exercise until it receives the Withholding Liability from the Optionee.

          7.  NOTICES.  Any notice given to the Company shall be addressed to
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the Company at 550 South Hope Street, Suite 1825, Los Angeles, California 90071,
Attention: Corporate Secretary, or at such other address as the Company may hereinafter designate in writing to Optionee. Any notice given to Optionee shall be sent to the address set forth below Optionee's signature hereto, or at such other address as Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when sent by prepaid certified or registered mail and deposited in a post office or branch post office regularly maintained by the United States Government.

          8.  STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS.  Notwithstanding
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anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

          9.  NONTRANSFERABILITY.  Neither the Option nor any interest therein
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may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.
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          10.  1996 PLAN.  THE OPTION IS GRANTED PURSUANT TO THE 1996 PLAN, AS
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IN EFFECT ON THE DATE OF GRANT, AND IS SUBJECT TO ALL THE TERMS AND CONDITIONS
OF THE 1996 PLAN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME; PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT SHALL DEPRIVE OPTIONEE, WITHOUT HIS OR HER CONSENT, OF THE OPTION OR OF ANY OF OPTIONEE'S RIGHTS UNDER THIS AGREEMENT. THE INTERPRETATION AND CONSTRUCTION BY THE BOARD OF THE 1996 PLAN, THIS AGREEMENT, THE OPTION AND SUCH RULES AND REGULATIONS AS MAY BE ADOPTED BY THE BOARD FOR THE PURPOSE OF ADMINISTERING THE 1996 PLAN SHALL BE FINAL AND BINDING UPON OPTIONEE. UNTIL THE OPTION SHALL EXPIRE, TERMINATE OR BE EXERCISED IN FULL, THE COMPANY SHALL, UPON WRITTEN REQUEST THEREFOR, SEND A COPY OF THE 1996 PLAN, IN ITS THEN-CURRENT FORM, TO OPTIONEE OR ANY OTHER PERSON OR ENTITY THEN ENTITLED TO EXERCISE THE OPTION.

          11.  FRACTIONAL SHARES.  The Company shall not be required to issue a
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fraction of a Common Share in connection with the exercise of the Option.  In any case where the Optionee would be entitled to receive a fraction of a Common Share upon the exercise of the Option, the Company shall instead, upon the exercise of the Option, issue the largest whole number of Common Shares purchasable upon exercise of the Option, and pay to the Optionee in cash the Fair Market Value (as determined by the Board) of such fraction of a Common Share at the time of exercise of the Option.

          12.  STOCKHOLDER RIGHTS.  No person or entity shall be entitled to
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vote, receive dividends or be deemed for any purpose the holder of any Option
Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

          13.  GOVERNING LAW.  This Agreement and the Option granted hereunder
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shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

          14.  ENTIRE AGREEMENT.  This Agreement constitutes the entire
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agreement of the parties with respect to the matters covered herein and supersedes all prior written or oral agreements or understandings of the parties with respect to the matters covered herein. Optionee acknowledges that he or she has no right to receive any additional Options unless and until such time, if any, that the Board, in its sole discretion, may approve the grant thereof, and that the Company has not made any representation to the Optionee regarding future or additional Option grants, or any other option related matters. The grant of any options must be in writing.

          15.  REPRESENTATION OF OPTIONEE.  Optionee represents to the Company
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as follows:

               (i) The Option will be taken and received for my own account and not with a view to or for sale in connection with any distribution thereof; and

               (ii)  I have a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of my business or financial experience, I can protect my own interests in connection with my receipt and exercise of the Option.
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          IN WITNESS WHEREOF, the Company and Optionee have duly executed this
Agreement as of the Date of Grant.


CITADEL HOLDING CORPORATION            OPTIONEE

By
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Name:                                              Name
Title:

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                                             Street Address


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                                          City, State and Zip Code


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                                           Social Security Number